Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 (Amendment No. 2) of our report dated May 13, 2022, with respect to our audits of the consolidated financial statements of Caravelle Group Co., Ltd for the years ended October 31, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

November 4, 2022